THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

Sagaliam Acquisition, Corp.

(a Delaware corporation)

12% CONVERTIBLE PROMISSORY NOTE

$ 112,000. 00 (US) April 14, 2023

1. Principal and Interest. **Sagaliam Acquisition Corp.**, a Delaware corporation (the "Company" or "SAGA"), for value received, hereby promises to pay to the order of NYF Group, Inc. (the "Holder") in lawful money of the United States at the address of the Holder set forth below, the aggregate principal of amount loaned, together with interest at a rate equal to Twelve Percent (12%) per annum, compounded. The principal and any accrued interest on this Note are due and payable on or before October 31, 2023, the Holder may elect to convert this Note into shares of common stock ("Common Stock") of **Sagaliam Acquisition Corp. .**, (the "Company" or "Maker") pursuant to Section **3**. Upon payment in full of all principal and interest payable hereunder, or conversion to common stock, this Note shall be surrendered to the Company for cancellation. The Company may prepay this Note at any time without penalty, subject to the election of the Holder exercising their rights under Section 3 below.

2. Security for Note. The Note is unsecured.

3. Conversion of Note into Common Stock. The Holder of this Note is entitled, at its option, at any time after the issuance of the Note, to convert all or any lesser portion of the outstanding Principal Amount and accrued interest into SAGA Common Stock at a Fifty Percent (50%) discount to Market on the date of conversion. Accrued and unpaid interest shall convert at a conversion price of .02 per share. The Maker may prepay the note with a 30 day written notice delivered to the Holder who will have 30 days to decide whether to accept the prepayment or convert the Note. Upon the exercise of any conversion, the Holder shall notify the Issuer whether principal or interest is being converted (The Common stock into which the Note is converted shall be referred to in this agreement as "Conversion Shares.") Should the Issuer's Common stock become chilled for deposit at DTC at any point while this Note remains outstanding, the Conversion Price shall be adjusted to $100.00, and the conversion dollar amount per conversion shall be reduced by a flat fee of $1,500.00 to cover costs associated with the deposit of chilled stocks for each conversion. The Holder may convert this Note into Common Stock by delivering a conversion notice, the form of conversion notice attached to the Note as Exhibit B, executed by the Holder of the Note evidencing such Holder's intention to convert the Note. The Company shall bear any and all miscellaneous expenses that may arise as a result of conversion and delivery of shares of common stock in respect of the Note, including but are not limited to the cost of the issuance of a Rule 144 legal opinion, transfer agent fees, equity issuance and deposit fees, etc. At Holder's option, any accrued costs paid by Holder may be subtracted from the dollar amount of any conversion of the Note.

3.1 Share Issuance. So long as the Note is outstanding, and prior to the complete conversion or payment of the Note, if the Company shall issue any Common Stock for consideration per share that is less than the Conversion Price that would be in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock, or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above described security, debt instrument, warrant, right or option, and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase right if such issuance is at a price lower than the then applicable Conversion Price. The reduction of the Conversion Price described in this paragraph is in addition to all other rights of the Holder of this Note.

3.2 Conversion Limitations. On conversion of the note to shares by the Company, the Note Holder shall not hold more than 9.9% of the outstanding common stock of the Company at any time.

3.4 Authorized Shares. If at the time of conversion pursuant to Section 3 there are insufficient authorized shares of Common Stock to permit conversion of this Note in full, then the Company shall take all corporate action necessary to authorize a sufficient number of shares to permit such conversion in full, and the Holder agrees to extend the Deadline to a total of 30 trading days for such additional shares of Common Stock to be authorized, prior to pursuing any available remedies as detailed in Section 3.0 herein.

3.5 Stock Certificate. Upon conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to the Holder at such principal office a certificate or certificates, either physically or via DWAC, for the number of shares to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws and in the opinion of counsel to the Companies).

3.6 Fractional Shares. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder an amount in cash equal to the product obtained by multiplying the conversion price applied to effect such conversion by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Note, the Companies shall be released from all its obligations and liabilities under this Note.

4. Transfers and Exchange. This Note may be transferred only in compliance with applicable federal and state securities laws and only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new promissory note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note. It is the Intention of the Company to Exchange this Note to a Preferred class of Stock once designated and the pending merger is complete.

5. Attorneys' Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees and costs incurred by the Holder.

6. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or upon

deposit if deposited in the United States mail for mailing by registered or certified mail, postage prepaid, and addressed as follows:

If to the Holder:	**NYF Group, Inc.** 98 Cutter Mill RD. 441S Great Neck, NY 11021
If to the Company	**Sagaliam Acquisition Corp.** Barry Kostiner, CEO

Each of the above addressees may change its address for purposes of this section by giving to the other addressee notice of such new address in conformance with this section.

7. Waivers. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

8. Usury Savings Clause. The Company and Holder intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is the Company's and Holder's express intention that the Company not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this Section 7 shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note, and the provisions hereof shall immediately be reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

9. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of law's provisions thereof.

10. Amendment. Any amendment hereto or waiver of any provision hereof may be made only with the written consent of the Company and the Holder. This Note shall inure to the benefit of and bind the successors, permitted assigns, heirs, executors, and administrators of the Company and Holder.

11. Piggyback Registration Rights. If, at any time the Company shall determine to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement, other than on Form S-8 (as promulgated under the Securities Act) or its then equivalent relating to equity securities to be issued solely in connection with the Company's stock option or other employee benefit plans, then the Company shall deliver to the Holder a written notice of such determination and, if within 15 days after the date of the delivery of such notice, any Holder shall so request in writing, the Company shall include in such registration statement all or any part of such registrable securities such Holder requests to be registered, including such Common Stock as may be converted by the Holder following the receipt of such notice under the terms and conditions of this Note, and any other Common Stock which the Holder may own at the time of the delivery of such notice.

12. Use of Proceeds. The proceeds shall be applied to the outstanding balances owed by the Company to its auditor Marcum, LLP for the 2022 year end report, the Company's NASDAQ 2023 filing fee and the extension fee due to Continental Stock Transfer.

Executed this 17th day of April, 2023

Sagaliam Acquisition Corp.

By: ______________________

Barry Kostiner, CEO